Exhibit (j) (1)




KPMG                                                   Telephone (901) 523-3131
Morgan Keegan Tower, Suite 900                         Fax (901) 523-8877
Fifty North Front Street
Memphis, TN  38103

                          INDEPENDENT AUDITORS' CONSENT
                          -----------------------------

The Board of Directors and Shareholders of
Morgan Keegan Intermediate Bond Fund
Morgan Keegan  High Income Fund
(funds within the Morgan Keegan Select Fund, Inc):


We consent to the use of our report dated July 30, 1999 incorporated by reference herein and to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "The Fund's Certified Public Accountants" in the Statement of Additional Information.



                                     /s/ KPMG LLP




Memphis, Tennessee
October 28, 1999